Exhibit 10.55

SIXTH AMENDMENT TO SECOND AMENDED
AND RESTATED LOAN AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 14, 2011, is entered into among Jazz Semiconductor, Inc., a Delaware corporation (“Jazz”), Newport Fab, LLC (d/b/a Jazz Semiconductor Operating Company), a Delaware limited liability company (“Operating Company” and together with Jazz, the “Borrowers” and each individually, a “Borrower”), Jazz Technologies, Inc., formerly known as Acquicor Technology Inc., a Delaware corporation (“Guarantor”), the lenders party to the “Loan Agreement” as defined below (each individually, a “Lender” and collectively, “Lenders”), and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as successor by merger to Wachovia Capital Finance Corporation (Western), in its capacity as agent for the Lenders (in such capacity, “Agent”).

RECITALS

A.           Borrowers, Guarantor, Agent, Lenders, and Wachovia Capital Markets, LCC, in its capacity as lead arranger, bookrunner and syndication agent, have previously entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2008, as amended by the First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of March 17, 2009, as further amended by the Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of July 16, 2009, as further amended by the Third Amendment to Second Amended and Restated Loan and Security Agreement, dated as of April 21, 2010, as further amended by the Fourth Amendment to Second Amended and Restated Loan and Security Agreement, dated as of June 29, 2010, and as further amended by the Fifth Amendment to Second Amended and Restated Loan and Security Agreement, dated as of July 19, 2010 (as amended, the “Loan Agreement”), pursuant to which Agent and Lenders have made certain loans and financial accommodations available to Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.           Borrowers and Guarantor have requested that Agent and Lenders amend the Loan Agreement, which Agent and Lenders are willing to do pursuant to the terms and conditions set forth herein.

C.           Borrowers and Guarantor are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.           Amendment to Loan Agreement.

a.           Section 1 of the Loan Agreement is hereby amended by inserting the following new Section1.107A:

“1.107A                      “Permitted Shanghai Sale” shall mean the sale by Operating Company of all Capital Stock it owns in Shanghai Hua Hong NEC Electronics Company, Limited so long as: (a) before and after giving effect to such sale, no Default or Event of Default has occurred and is continuing, (b) the proceeds of such sale are retained by Operating Company, and (c) such sale is consummated on or prior to December 31, 2011.”

b.           Section 9.7(b) of the Loan Agreement is hereby amended by: (i) deleting “and” at the end of clause (xiv) thereof; (ii) amending and replacing the “;” at the end of clause (xv) thereof with “, and”; and (iii) inserting the following new clause (xvi):

“(xvi)    the Permitted Shanghai Sale;”

c.           Upon consummation of the Permitted Shanghai Sale in accordance with the terms and conditions of this Amendment, Agent and the Lenders hereby release their security interest in the Capital Stock of Shanghai Hua Hong NEC Electronics Company, Limited that is sold pursuant to the Permitted Shanghai Sale; provided, that, Agent and the Lenders shall retain their security interest in all proceeds of the Permitted Shanghai Sale.

2.           Consent.  Operating Company has informed Agent that it intends to enter into a Patent Purchase Agreement (the “PPA”) with a company whose identity is not currently known to Operating Company (“Buyer”), pursuant to which Operating Company will sell the Purchased Patents (as such term is defined in the PPA) and assets related to the Purchased Patents (collectively, the “Purchased Assets”) to Buyer (the “Sale”).  The terms of Section 9.7 of the Loan Agreement prohibit the Sale, and Borrowers have therefore requested that Agent and the Lenders grant their consent to the Sale.  Solely for the purposes of Section 9.7 of the Loan Agreement, Agent and the Lenders hereby consent to the Sale so long as all of the following conditions are fully satisfied: (a) Agent shall have received a final draft of the PPA (together with any exhibits and schedules thereto), the terms and conditions of which are satisfactory to Agent, (b) Agent shall have received a fully executed copy of the PPA approved under clause (a), promptly upon the execution thereof; and (c) no Default or Event of Default has occurred and is existing or will occur as a result of or immediately following the Sale.  Upon consummation of the Sale in accordance with the terms and conditions of this Amendment, Agent and the Lenders hereby release their security interest in the Purchased Assets that are sold pursuant to the Sale; provided, that, Agent and the Lenders shall retain their security interest in all proceeds of the Sale.  Agent and the Lenders shall provide Borrowers with any documents reasonably requested by Borrower to evidence or confirm the foregoing release of the Purchased Assets.

3.           Effectiveness of this Amendment.  The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

a.           Amendment.  Agent shall have received this Amendment, fully executed by Borrowers, Guarantor, Agent and Lenders in a sufficient number of counterparts for distribution to all parties.

b.           Representations and Warranties.  The representations and warranties set forth herein and in the Loan Agreement must be true and correct.

c.           Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

4.           Representations and Warranties.  Each Borrower and Guarantor represents and warrants as follows:

a.           Authority.  Each Borrower and Guarantor has the requisite company power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by each Borrower and Guarantor of this Amendment have been duly approved by all necessary company action and no other company proceedings are necessary to consummate such transactions.

b.           Enforceability.  This Amendment has been duly executed and delivered by each Borrower and Guarantor.  This Amendment and each Financing Agreement (as amended or modified hereby) are the legal, valid and binding obligation of each Borrower and Guarantor, enforceable against each Borrower and Guarantor in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors’ rights generally or by general equitable principles, and are in full force and effect.

c.           Representations and Warranties.  The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

d.           Due Execution.  The execution, delivery and performance of this Amendment are within the power of each Borrower and Guarantor, have been duly authorized by all necessary company action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Borrower or Guarantor.

e.           No Default.  No event has occurred and is continuing that constitutes an Event of Default.

5.           Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

6.           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

7.           Capitalized Terms.  Capitalized terms not express defined elsewhere in this Amendment have the meanings set forth in the Loan Agreement.

8.           Reference to and Effect on the Financing Agreements.

a.      Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof”, or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

b.      Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

c.      The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

d.      To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

9.           Estoppel.  To induce Agent and Lenders to enter into this Amendment and to induce Agent and Lenders to continue to make advances to Borrowers under the Loan Agreement, each Borrower and Guarantor hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of any Borrower or Guarantor as against Agent or any Lender with respect to the Obligations.

10.         Integration.  This Amendment incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11.         Severability.  In case any provision of this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

JAZZ SEMICONDUCTOR, INC.,
as a Borrower

By: /s/ SUSANNA H. BENNETT

Name: Susanna H. Bennett
Title: Chief Financial Officer

NEWPORT FAB, LLC,
as a Borrower

By: /s/ SUSANNA H. BENNETT

Name: Susanna H. Bennett
Title: Chief Financial Officer

JAZZ TECHNOLOGIES, INC.,
as a Guarantor

By: /s/ SUSANNA H. BENNETT
Name: Susanna H. Bennett
Title: Chief Financial Officer

WELLS FARGO CAPITAL FINANCE, LLC,
as Agent and a Lender

By: /s/ DENNIS KING
Name: Dennis King
Title: Vice President